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                                                         EXHIBIT 23.1



     INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-3 of our reports dated August 13, 1993, appearing in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. and Subsidiaries for the year ended June 30, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



     DELOITTE & TOUCHE

     New York, New York
     January 25, 1994